Exhibit 4(a)(1)

FIRST AMENDMENT TO STOCKHOLDERS’ AGREEMENT

THIS FIRST AMENDMENT TO STOCKHOLDERS’ AGREEMENT, dated as of August 22, 2005 (this “Amendment”), is entered into in connection with that certain Stockholders’ Agreement dated as of June 18, 2004 (as amended, supplemented, restated or replaced from time to time, the “Stockholders’ Agreement”), by and among NewStar Financial, Inc. a Delaware corporation (formerly known as Novus Capital, Inc.) (“the “Company”) and the other signatories thereto. Capitalized terms used but not defined herein shall have the meanings provided in the Stockholders’ Agreement.

R E C I T A L S

WHEREAS, the parties hereto are the Company and the Investors holding more than sixty-six and two thirds percent (66-2/3%) of the outstanding Common Stock, Class A Common Stock and Preferred Stock held by Investors as of the date of this Amendment, as required pursuant to Section 7.03(a) of the Stockholders’ Agreement;

WHEREAS, the parties hereto desire to amend the Stockholders’ Agreement in certain respects and to ratify and approve certain prior acts of the Company all as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENT.

Section 1.01(a) of the Stockholders’ Agreement (Definitions) is hereby amended by adding the following definition in the proper alphabetical order therein:

“Controlled Company” means any entity with respect to which (i) any Stockholder, directly or indirectly, has the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of a majority of voting securities, by contract or otherwise, or (ii) any Stockholder has the power to appoint and remove one or more of the directors, general partners or other managers thereof.”

Section 2.09 of the Stockholders’ Agreement (Matters Requiring Board Authorization) is hereby amended by:

(i) in clause (k) deleting the word “and” before “(iv)” therein,

(ii) in clause (k), adding the following clause (v) after the word “Agreements)” and before the phrase “; and” at the end thereof which will permit such transactions to be entered into by the Company without authorization by the Board:

“and (v) any transaction entered into with an Affiliate (other than a Controlled Company) in the ordinary course of business relating to the origination, purchase or other acquisition of, holding, financing, hedging, management and administration of, sale, transfer or other disposition of, any loan, security, credit linked note, hedge, swap or other derivative contract in which any Stockholder of NewStar is either a party, a counterparty, or a direct or indirect owner or other affiliate of any party or counterparty thereto”,

(iii) replacing the proviso at the end thereof with the following which will permit such transfers without Board approval:

“provided, that, for purposes of this Section 2.09, any transfer of assets into or from a special purpose funding vehicle or into or from a fund or other entity that is an Affiliate of the Company shall be deemed to occur in the ordinary course of business.

Section 2.10 of the Stockholders’ Agreement (Matters Requiring Investor Authorization) is hereby amended by:

(i) in clause (h), deleting the word “and” before “(iv)” therein,

(ii) in clause (h), adding the following clause (v) after the word “Agreements” and before the phrase “; and” at the end thereof which will permit such transactions to be entered into by the Company without consent of the Stockholders:

“and (v) any transaction entered into with an Affiliate in the ordinary course of business including, without limitation, (A) any transaction entered into with an Affiliate which is a special purpose funding vehicle in connection with any repurchase, short term borrowing, warehouse, collateralized loan obligation, collateralized debt obligation or similar financial transaction or which is a fund or other entity managed by the Company including, without limitation, any transfer of assets or other transaction contemplated in any documents entered into by the Company or any of its Affiliates in connection with any such transaction and the performance by the Company and any of its Affiliates of their respective obligations thereunder, and (B) any transaction entered into with an Affiliate (other than a “Controlled Company”) relating to the origination, purchase or other acquisition of, holding, financing, hedging, management and administration of, sale, transfer or other disposition of, any loan, security, credit linked note, hedge, swap or other derivative contract in which any Stockholder of NewStar is either a party, a counterparty, or a direct or indirect owner or other affiliate of any party or counterparty thereto”,

(iii) replacing the proviso at the end of Section 2.10 with the following which will permit such transfers without Stockholder approval:

“provided, that, for purposes of this Section 2.10, any transfer of assets into or from a special purpose funding vehicle or into or from a fund or other entity that is an Affiliate of the Company shall be deemed to occur in the ordinary course of business.”

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SECTION 2. RATIFICATION AND APPROVAL OF ACTS.

The Stockholders hereby ratify and approve each of the following transactions and the performance by the Company and its Affiliates of their respective obligations in connection therewith and acknowledge that such transactions were or will be entered into with the approval of the Investors holding a majority of the Fully-Diluted Common Stock of the Company:

(a) the $50,000,000 short term warehouse facility transaction and the documents entered into with respect thereto by the Company, NewStar Short-Term Funding LLC, a bankruptcy remote Delaware limited liability company (the “Borrower”), MMP-5 Funding, LLC, Ixis Financial Products Inc and US Bank National Association in which the Company acts as originator, servicer and guarantor and is the sole owner and designated manager of the Borrower.

(b) the collateralized loan obligation transaction and the documents entered into with respect thereto by the Company, NewStar LLC 2005-1, a bankruptcy remote Delaware limited liability company (the “Trust Depositor”), and NewStar Trust 2005-1, a bankruptcy remote Delaware statutory trust (the “CLO Issuer”) pursuant to which the CLO Issuer issued U.S. $375,000,000 of Notes and with respect to which (i) the Company acts as originator and servicer and is the sole owner and designated manager of the Trust Depositor and (ii) the Trust Depositor owns all of the beneficial interests in the CLO Issuer and a portion of its Class E Notes; and

(c) the formation of NewStar Credit Opportunities Fund, Ltd., an exempted company organized under the laws of the Cayman Islands (the “Fund”), and the documents entered into with respect thereto by the Company as manager of the Fund.

SECTION 3. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Stockholders’ Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Stockholders’ Agreement, “hereof,” “herein,” or words of similar effect referring to the Stockholders’ Agreement shall be deemed to mean the Stockholders’ Agreement as amended hereby.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

Each of the parties to this Amendment represents and warrants with respect to itself as of the date of this Amendment that

(a) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (i) its organizational documents, or (ii) any law applicable to it;

(b) this Amendment has been duly executed and delivered by it; and

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(c) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

SECTION 5. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF SUCH STATE.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NEWSTAR FINANCIAL, INC.

By:	/S/ JOHN KIRBY BRAY
Name: John Kirby Bray Title: Responsible Officer

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

SHAWMUT EQUITY PARTNERS L.P. By: Shawmut Capital Partners, LLC, its General Partner

By:	/S/ DANIEL K. DOYLE
Name: Daniel K. Doyle Title: Managing Director

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

THE NORTHWESTERN MUTUAL LIFE INSURANCE CORPORATION

By:	/S/ JEFFREY J. LUEKEN
Name: Jeffrey J. Lueken Title: Its Authorized Representative

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

CAPITAL Z FINANCIAL SERVICES FUND II, L.P. By: Capital Z Partners, L.P., its general partner By: Capital Z Partners, Ltd., its general partner

By:	/S/ ILLEGIBLE
Name: Title:

CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P. By: Capital Z Partners, L.P., its general partner By: Capital Z Partners, Ltd., its general partner

By:	/S/ ILLEGIBLE
Name: Title:

CAPITAL Z INVESTMENTS, LLC

By:	/S/ ILLEGIBLE
Name: Title:

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

J.P. MORGAN CAPITAL, L.P.

By: J.P. Morgan Capital Management Company,

        L.P., as General Partner

By: J.P. Morgan Capital Management Company,

        L.L.C., as General Partner

By: J.P. Morgan Investment Partners,

        L.P., as Sole Member

By: J.P. Morgan Capital

        Corporation, as General

        Partner

By:	/S/ SCOTT KRAEMER
Name: Scott Kraemer Title: Vice President and Assistant Secretary

J.P. MORGAN CORSAIR II CAPITAL PARTNERS, L.P. By: Corsair II, L.P., as General Partner By: Corsair II, L.L.C., as General Partner

By:	/S/ T. KIMBALL BROOKER, JR.
Name: T. Kimball Brooker, Jr. Title: Chief Investment Officer

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

OZ MASTER FUND, LTD. By: OZ Management, L.L.C., its investment manager

By:	/S/ ILLEGIBLE
Name: Title: